UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 14, 2026
LanzaTech Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40282	92-2018969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8045 Lamon Avenue, Suite 400 Skokie, Illinois	60077
(Address of principal executive offices)	(Zip Code)
(847) 324-2400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0000001 per share	LNZA	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	LNZAW	The Nasdaq Stock Market LLC

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.
On October 14, 2026 (the “Tranche 1 Closing Date”), LanzaTech Global, Inc. (the “Company”), LanzaTech, Inc., a wholly-owned subsidiary of the Company (“LanzaTech”), LanzaJet, Inc. (“LanzaJet”), a sustainable aviation fuel company in which the Company is a significant equity holder, and certain other stockholders and lenders of LanzaJet completed a series of related recapitalization and deleveraging transactions involving LanzaJet and its wholly-owned subsidiary, LanzaJet Freedom Pines Fuels LLC (“FPF”), in order to support LanzaJet’s next phase of growth and operations at FPF’s facility in Soperton, Georgia (collectively, the “Transactions”).
In connection with the Transactions, the following agreements were entered into on the Tranche 1 Closing Date, each of which is described in more detail below:
(i)a secured note purchase agreement (the “FSI NPA”) by and among LanzaJet, FPF, as guarantor, and Future Solution Investments LLC (“FSI”), an entity affiliated with a large existing stockholder of the Company, as purchaser and collateral agent, pursuant to which LanzaJet issued $10,000,000 aggregate principal amount of senior secured notes on the Tranche 1 Closing Date and may issue up to $25,000,000 aggregate principal amount of senior secured notes in total (collectively, the “Senior Secured Notes”);
(ii)a warrant exchange agreement (the “Warrant Exchange Agreement”) by and among LanzaJet, Lanza    Tech, and the other existing stockholders and lenders of LanzaJet party thereto (together with LanzaTech, the “Investors”), pursuant to which the Investors exchanged portions of their existing FPF indebtedness, convertible notes and preferred stock of LanzaJet and certain offtake rights for warrants of LanzaJet (“LanzaJet Warrants”) to purchase shares of Senior Preferred Stock (as defined below) of LanzaJet ranking senior to LanzaJet’s existing preferred stock and common stock;
(iii)a fourth amended and restated stockholders’ agreement of LanzaJet (the “Fourth A&R LanzaJet Stockholders’ Agreement”) by and among LanzaJet and the stockholders party thereto; and
(iv)a warrant issuance agreement (the “Warrant Issuance Agreement”) between the Company and FSI, pursuant to which the Company issued to FSI’s designee, LanzaTech Global SPV, LLC (an entity controlled by a large existing stockholder of the Company), warrants to purchase shares of the Company’s common stock.
Following the Transactions, the Senior Secured Notes constitute LanzaJet’s senior secured indebtedness, the remaining outstanding FPF debt is subordinated to the Senior Secured Notes and LanzaJet’s existing stockholders hold various classes of LanzaJet equity and LanzaJet Warrants. Upon exercise by LanzaTech of its LanzaJet Warrants, LanzaTech would own 66.67% of LanzaJet’s fully diluted shares, assuming $20,000,000 of the Senior Secured Notes is funded, and be entitled to at least 66.67% of LanzaJet’s total voting power (currently, LanzaTech has the right to vote on an as-converted basis with respect to certain significant stockholder matters). LanzaTech also has the right to designate the chairperson of the board of directors of LanzaJet (the “LanzaJet Board”), as well as one additional member of the LanzaJet Board.
FSI Secured Note Purchase Agreement
On the Tranche 1 Closing Date, LanzaJet, FPF, as guarantor, and FSI, as purchaser and collateral agent, entered into the FSI NPA, pursuant to which (i) LanzaJet issued $10,000,000 aggregate principal amount of Senior Secured Notes to FSI on the Tranche 1 Closing Date; (ii) FSI has committed, subject to certain conditions, to purchase an additional $10,000,000 aggregate principal amount of Senior Secured Notes at a subsequent closing to occur on or before December 1, 2026 (the date of such closing, the “Tranche 2 Closing Date”); and (iii) LanzaTech or its affiliates (the Company has agreed to such purchase to the extent not otherwise funded), existing stockholders of LanzaJet (or their affiliates) or other persons approved by FSI may purchase up to an additional $5,000,000 aggregate principal amount of Senior Secured Notes on the Tranche 2 Closing Date. All Senior Secured Notes are issued on the same terms as, and rank pari passu with, each other, are guaranteed by FPF and are secured by first-priority liens on substantially all assets of LanzaJet and FPF, including all equity interests held by LanzaJet and FPF in their respective subsidiaries (including FPF), intellectual property and a collateral assignment of LanzaJet’s license from LanzaTech, in each case subject to certain exceptions and exclusions set forth in the definitive documents.
FSI’s obligation to purchase Senior Secured Notes on the Tranche 2 Closing Date is subject to certain conditions, including, among others, representations and warranties of LanzaJet and FPF being true and correct in all material respects, the absence of any default or event of default existing, the absence of a material adverse effect, the satisfaction of certain post-closing obligations (including the delivery and recording of a leasehold deed to secure debt on FPF’s leasehold interest in its Soperton, Georgia facility) and the Warrant Issuance Agreement remaining in full force and effect without breach by the Company.
The Senior Secured Notes bear interest at a floating rate per annum equal to the prime rate (subject to a floor of 7.00%) plus 2.25%. Interest is payable monthly in arrears on the first business day of each calendar month, beginning on November 2, 2026. For each of the first eleven interest payment dates, LanzaJet will pay interest in cash at a rate of 7.00% per annum, and the excess of interest accrued at the applicable floating rate over the interest paid in cash will accrue, without compounding, and become due and payable in cash on the twelfth interest payment date (or, if earlier, upon repayment in full of the Senior Secured Notes). There are no scheduled amortization payments for the first 18 months after the Tranche 1 Closing Date. Beginning on the first interest payment date after April 14, 2028, the Senior Secured Notes will amortize in equal consecutive monthly installments on each interest payment date through the maturity date, each in an amount sufficient to repay the principal outstanding in full on the maturity date. Upon any repayment or prepayment of the Senior Secured Notes (including at maturity or upon acceleration, but excluding scheduled amortization payments prior to maturity), LanzaJet must pay a minimum return payment equal to the excess, if any, of a multiple of the original principal amount repaid (1.20x on or before the first anniversary of the Tranche 1 Closing Date, 1.25x after the first and on or before the second anniversary, and 1.30x thereafter) over the principal and interest paid on that amount through and including the date of such repayment. The Senior Secured Notes mature on October 14, 2029.
The FSI NPA contains customary representations and warranties and certain affirmative and negative covenants, including, among others, financial reporting requirements, a requirement that LanzaJet and FPF maintain at all times unrestricted cash and cash equivalents in deposit accounts in an aggregate amount not less than 10% of the aggregate outstanding principal amount of the Senior Secured Notes, and restrictions on the incurrence of debt and liens, dispositions, capital expenditures, restricted payments, investments, transactions with affiliates and certain fundamental changes, in each case subject to customary exceptions and exclusions.
The Senior Secured Notes contain mandatory prepayment provisions and events of default, including, among others, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to other indebtedness and insolvency events, as well as events of default relating to FPF’s facility and the occurrence of a material adverse effect. If an event of default occurs, the holders of the Senior Secured Notes may declare all amounts outstanding immediately due and payable and exercise remedies against the collateral.
Warrant Exchange Agreement and Warrant Issuance
On the Tranche 1 Closing Date, LanzaTech entered into the Warrant Exchange Agreement with LanzaJet and the other Investors party thereto, pursuant to which on the Tranche 1 Closing Date, LanzaJet issued to the Investors LanzaJet Warrants with an exercise price of $0.001 per share to purchase shares of newly created tranches of preferred stock of LanzaJet (collectively, the “Senior Preferred Stock”), in exchange for (i) a portion of the outstanding indebtedness of FPF held by the Investors (including all of such indebtedness held by LanzaTech), (ii) certain convertible notes and preferred stock of LanzaJet, and (iii) the relinquishment of certain offtake rights (the transactions described in clauses (i), (ii) and (iii), collectively, the “Equity Transaction”). In connection with the Equity Transaction, LanzaTech received a LanzaJet Warrant to purchase shares of a newly created class of Senior Preferred Stock designated as Class Y Stock (such shares, the “Class Y Stock” and such warrant, the “Class Y Warrant”). In addition, the Investors holding remaining FPF indebtedness agreed to certain changes to such debt, including releasing LanzaJet as a guarantor, releasing certain collateral and subordinating such debt to the Senior Secured Notes.
The issuance of the LanzaJet Warrants to LanzaTech has no immediate effect on LanzaTech’s current ownership of LanzaJet. Upon exercise by LanzaTech of the Class Y Warrant, LanzaTech would own 66.67% of LanzaJet’s fully diluted shares (the “Applicable Percentage”), assuming $20,000,000 of the Senior Secured Notes is funded, determined on an as-converted basis at the time of exercise and after giving effect to such issuance, and be entitled to at least 66.67% of LanzaJet’s total voting power (the “Class Y Voting Multiplier”). If less than $20,000,000 of the Senior Secured Notes has been funded, the number of shares of Class Y Stock issuable upon LanzaTech’s exercise of the Class Y Warrant will be reduced according to a formula that proportionately decreases the impact of the warrant. LanzaTech’s voting power will be equal to the Class Y Voting Multiplier even if the number of shares of Class Y Stock it owns upon exercise of the Class Y Warrant is less than the Applicable Percentage. Until LanzaTech exercises the Class Y Warrant, the Class Y Voting Multiplier will not apply in any votes of the stockholders of LanzaJet in which LanzaTech participates, other than for purposes of determining whether LanzaTech’s and minority stockholders’ approvals specified in the Fourth A&R

LanzaJet Stockholders’ Agreement have been obtained, in which cases all shares of Class Y Stock issuable to LanzaTech upon its exercise of the Class Y Warrant will be deemed to be issued and outstanding.
LanzaTech may exercise the Class Y Warrant in full, at its discretion, at any time prior to a new equity financing of LanzaJet in an amount that the LanzaJet Board determines is sufficient to fund at least 24 months of LanzaJet’s operations, including any funding gaps at FPF (a “Qualified Equity Financing”). The Class Y Warrant will be automatically exercised immediately prior to the consummation of a Qualified Equity Financing, a change of control of LanzaJet, an initial public offering of LanzaJet or a liquidation of LanzaJet, and, upon exercise of the Class Y Warrant, all other LanzaJet Warrants will be automatically exercised in accordance with their terms. The Warrant Exchange Agreement contains customary representations, warranties, covenants and conditions.
Fourth Amended and Restated Stockholders’ Agreement
Effective as of the Tranche 1 Closing Date and in connection with the Equity Transaction, LanzaJet, LanzaTech and certain other stockholders of LanzaJet entered into the Fourth A&R LanzaJet Stockholders’ Agreement, which amended and restated that certain Third Amended and Restated Stockholders’ Agreement, dated as of February 11, 2026, to reflect the issuance of the LanzaJet Warrants and the terms of the Senior Preferred Stock and to modify certain governance, transfer and other provisions in connection with the Equity Transaction.
Among other things, the Fourth A&R LanzaJet Stockholders’ Agreement provides for the LanzaJet Board to consist of seven directors, including two directors designated by LanzaTech. The Fourth A&R LanzaJet Stockholders’ Agreement also provides that the chairperson of the LanzaJet Board will be a LanzaTech designee (who will continue to be Jennifer Holmgren) and includes new or amended provisions relating to, among other things, (i) consent rights of LanzaTech and/or the minority stockholders of LanzaJet over certain actions of LanzaJet, (ii) the terms of the Class Y Warrant and Class Y Stock and the obligation of the minority stockholders of LanzaJet to take all actions necessary to give effect to such terms, (iii) transfer restrictions, and (iv) information rights, applicable to the stockholders of LanzaJet, including LanzaTech.
Warrant Issuance Agreement
On the Tranche 1 Closing Date, the Company entered into the Warrant Issuance Agreement with FSI, pursuant to which the Company issued to FSI’s designee, LanzaTech Global SPV, LLC (an entity controlled by a large existing stockholder of the Company), warrants (the “FSI Warrants”) to purchase an aggregate of 1,737,921 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.0000001 per share (the “Common Stock”), at an exercise price of $5.754 per Warrant Share (which is equal to 105% of the closing price on the trading day immediately preceding the Tranche 1 Closing Date), exercisable for cash or on a cashless basis and subject to adjustments in certain events. On the Tranche 2 Closing Date, the Company will issue additional FSI Warrants at an exercise price equal to 105% of the closing price on the trading day immediately preceding the Tranche 2 Closing Date to each holder in respect of Senior Secured Notes funded by it at such closing (other than any of the up to $5,000,000 of additional Senior Secured Notes described above, the purchasers of which are not entitled to FSI Warrants).
The Warrant Issuance Agreement provides that the Company shall hold a meeting of its stockholders (which may be its annual meeting) no later than July 30, 2027, at which it will seek approval from its stockholders (i) to amend the Company’s charter to increase the number of authorized shares of Common Stock by an amount sufficient to permit the issuance in full of all Warrant Shares issuable upon exercise of all FSI Warrants and (ii) of the issuance of the Warrant Shares pursuant to Nasdaq Listing Rule 5635, to the extent required based on the exercise price of the FSI Warrants issued on the Tranche 2 Closing Date. The Company has also agreed to register the resale of the Warrant Shares within 60 business days after their issuance.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
To the extent applicable, the disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under “FSI Secured Note Purchase Agreement” is incorporated by reference in this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
The information in Item 1.01 regarding the FSI Warrants is incorporated by reference into this Item 3.02.

As described in Item 1.01, the Company issued the FSI Warrants to FSI’s designee on the Tranche 1 Closing Date, and agreed to issue additional FSI Warrants on the Tranche 2 Closing Date, in accordance with the terms of the Warrant Issuance Agreement. The offer and sale of the FSI Warrants (including the Warrant Shares) are being made in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.
Item 8.01 Other Events.
In connection with the Transactions, Jennifer Holmgren, the Company’s Chief Executive Officer, was appointed interim Chief Executive Officer of LanzaJet.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANZATECH GLOBAL, INC.

Dated: October 20, 2026	By:	/s/ Maryann Maas
	Name:	Maryann Maas
	Title:	Interim General Counsel - Corporate Secretary